As filed with the Securities and Exchange Commission on November 4, 1996
                                                       Registration No. 33-60296
                                                                    ------------
--------------------------------------------------------------------------------


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                Globalink, Inc.
                 (Name of small business issuer in its charter)

        Delaware                            7372                    54-1473222
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation organization)     Classification Code Number)   Identification No.)


Globalink, Inc.
9302 Lee Highway                      Globalink, Inc.
12th Floor                            9302 Lee Highway.
Fairfax, VA 22031                     12th Floor
703-273-5600                          Fairfax, VA 22031
------------------------------        ----------------------------------
(Address and Telephone Number         (Address of Principal Place of Business)
of Principal Executive Offices)

                            -----------------------
                            Mr. Harry E. Hagerty, Jr.
                                 Globalink, Inc.
                          9302 Lee Highway, 12th Floor
                                Fairfax, VA 22031
                                  703-273-5600

                  -----------------------------------------------
                       (Name, address and telephone number
                              of agent for service)

                            -----------------------

                        With copies of communication to:

                            John S. Stoppelman, Esq.
                             The Stoppelman Law Firm
                              1749 Old Meadow Road
                                McLean, VA 22102
                                  703-827-7450

              Approximate date of the proposed sale to the public:
    As soon as practicable after the Registration Statement becomes effective

                            -----------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                            -----------------------

                         CALCULATION OF REGISTRATION FEE
  (For calculation of the $1,158 registration fee, see table on following page)

                            -----------------------

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


=================================  =============       ==================   ===================     ==================
                                                       Proposed             Proposed maximum
Title of each class of securities  Amount to be        maximum offering     aggregate offering      Amount of
 to be registered                  registered(3)       price per Share(2)   price                   registration fee
---------------------------------  -------------       ------------------   ------------------      -----------------
Prepaid Warrants                            -                   -                      -                     -
---------------------------------  -------------       ------------------   ------------------      -----------------
Common Stock, $.01 par value             585,000              $5.25               $3,071,250              $1,060
underlying prepaid Warrants (1)
---------------------------------  -------------       ------------------   ------------------      -----------------
Common Stock Purchase Warrants              -                   -                      -                     -
---------------------------------  -------------       ------------------   ------------------      -----------------
Common Stock underlying Common           53,613               5.25                  281,469                   98
Stock Purchase
Warrants (1)
---------------------------------  -------------       ------------------   ------------------      -----------------
Total                                    638,613                                  $3,352,719              $1,158
=================================  =============       ==================   ===================     =================


(1)  To be sold by Selling Securityholders.

(2) Estimated solely for the purpose of determining the Registration Fee. Calculated pursuant to Rule 457.

(3) In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in the exercise price of the Warrants in accordance with the respective terms thereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 Globalink, Inc.

                               ------------------

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-3

                               ------------------

Form S-3 Registration Statement Item and Heading     Location in Prospectus

Front of Registration Statement and
Outside Front Cover of Prospectus ........           Forepart of the Registration Statement;
                                                     Outside Front Cover Page of Prospectus;
                                                     Additional Information

Inside Front and Outside Back Cover Pages
of Prospectus ............................           Inside Front and Outside Back Cover Pages
                                                     of Prospectus; Available Information;
                                                     Incorporation of Certain Documents by
                                                     Reference

 Summary Information and Risk Factors .....          Prospectus Summary; Risk Factors

 Use of Proceeds ..........................          Prospectus Summary; Use of Proceeds

 Determination of Offering Price ..........          Outside Front Cover Page of Prospectus;
                                                     Determination of Offering Price

 Dilution .................................          Risk Factors - Dilution to Public;
                                                     Dilution

 Selling Security Holders .................          Selling Securityholders and Plan of
                                                     Distribution

 Plan of Distribution .....................          Selling Securityholders and Plan of
                                                     Distribution

 Litigation ...............................          Litigation

 Description of Securities ................          Front Cover Page; Prospectus Summary;
                                                     Description of Securities

 Legal Matters ............................          Legal Matters

 Experts ..................................          Experts

 Interests of Named Experts and Counsel ...          Not Applicable

 Change in or Disagreement with
          Accountants .....................          Not Applicable

                  PRELIMINARY PROSPECTUS DATED NOVEMBER 4, 1996
                              SUBJECT TO COMPLETION

                                 GLOBALINK, INC.

                         638,613 Shares of Common Stock

         This Prospectus relates to the offer and sale by certain persons (the "Selling Securityholders") of up to 638,613 shares of Common Stock (the "Common Stock") of Globalink, Inc. (the "Company"). The Common Stock was offered in a private placement completed in October 1996. The Company received proceeds of $1,500,000 in the private placement, but will not receive any of the proceeds of the sale of such shares of Common Stock in this Offering. The Company will receive proceeds of the exercise of the 53,613 Common Stock purchase warrants by the Selling Securityholders. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which these Selling Securityholders may be required to make in respect thereof. See "Selling Securityholders and Plan of Distribution" and "Description of Securities."

         SEE "RISK FACTORS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THESE SECURITIES.

                               ------------------

         The shares of Common Stock of the issuer are listed on the American Stock Exchange under the symbol "GNK."

         The Company has agreed to pay all of the expenses in connection with the registration and sale of the Common Stock being offered by the Selling Securityholders (other than brokerage commissions and fees).

        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
             DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS
                   WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE
                         INVESTMENT. SEE "RISK FACTORS".

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


                        Price        Discounts                   Proceeds
                         to             and                         to
                       Public       Commissions                Company (1)
----------------  -------------- ------------------  ---------------------------
 Per Share          $     5.25      $ -                         $5.25
 Total              $3,352,718      $ -                    $3,352,718
----------------  -------------- ------------------  ---------------------------

(1) Before deducting expenses estimated at $22,000 (approximately $.04 per share sold by the Company).

                               ------------------

         The Common Stock was offered by the Company on a best efforts basis, pursuant to the exemption from registration provided by the Securities Act of 1933, as amended, and Rule 506 as promulgated thereunder.

              The date of this Prospectus is _____________, 1996

                              AVAILABLE INFORMATION

         The small business issuer is a reporting company under Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

         The reports and other information filed by the small business issuer may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W. in Washington, D.C. 20549. Copies may be obtained at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         The securities of the issuer are listed on the American Stock Exchange under the symbol "GNK." The reports and other information concerning the issuer can be inspected at the American Stock Exchange, Inc. at 86 Trinity Place, New York, NY 10006-1881 under conditions and at rates prescribed by the American Stock Exchange.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission and the National Association of Securities Dealers are incorporated herein by reference.

     (a)  Annual  Report on Form 10-KSB for the fiscal year ended  December  31,
          1995;

     (b)  Current Report on Form 8-K as filed on March 28, 1996;

     (c)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996;

     (d)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996;

     (e)  Proxy Statement on Schedule 14A as filed on October 30, 1996;

     (f) The description of the Company's Common Stock as contained in the Company's Form 8-A dated July 19, 1993.

         All  reports  and other  documents  filed by the  Company  pursuant  to
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Act"), subsequent to the date of this Prospectus and prior to the termination of the offering made by the Prospectus shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in this Prospectus, other than exhibits to such information. Requests for such copies should be directed to John S. Stoppelman, The Stoppelman Law Firm, 1749 Old Meadow Road, Suite 610, McLean, VA 22102 (telephone: 703-827-7450).

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE THEREIN. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED ALL PER SHARE DATA AND INFORMATION IN THIS PROSPECTUS RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING ASSUMES NO EXERCISE OF THE OUTSTANDING OPTIONS TO PURCHASE AN AGGREGATE OF 1,490,324 SHARES OF COMMON STOCK.

                                   THE COMPANY

THE COMPANY

Globalink Inc. ("Globalink" or "the Company") designs, develops, markets, and supports translation software products and services. With its mixture of machine translation products and professional translation services, Globalink meets the translation needs of corporations, government agencies, large organizations, students, educators and small businesses. The Company currently markets bi-directional software for creating draft translations between English and Spanish, French, German and Italian. The Company continues to develop new generations of the core translation technology while also bringing new applications of that technology to market, providing advanced and affordable translation software for its customers.

The Company also offers professional translation services through its worldwide network of over two thousand preferred translators. Some of the materials routinely translated include: Web Sites, software user guides, technical manuals, proposals, legal contracts, business correspondence, advertising and marketing materials, newsletters, employee handbooks, and more. These services are focused on translating documents in a time sensitive production environment designed to meet the needs of the domestic and intentional client base.

On November 22, 1994, a special meeting was held in which the shareholders approved a Stock Purchase Agreement and Plan of Reorganization, dated as of August 10, 1994 (the "Acquisition Agreement"), among Globalink, MicroTac Software, Inc., a California corporation ("MicroTac"), Michael E. Tacelosky, the sole shareholder of MicroTac, and five employees of MicroTac, providing that Globalink acquire all of the outstanding shares of capital stock of MicroTac (the "Acquisition"). Globalink's shareholders approved the Acquisition and under the Acquisition Agreement all issued and outstanding shares of the capital stock of MicroTac were exchanged solely for 880,000 shares of the voting Common Stock of Globalink.

On December 22, 1994, the closing of the Acquisition was completed at Globalink's headquarters in Fairfax. MicroTac was also a marketer of foreign language translation software. The combination of the businesses created a complementary product line that has enabled Globalink to offer a wide variety of translation tools that meet the price and functionality requirements of each segment of the market: education, consumer, home, office, business and professional.

BACKGROUND

As the global economy has continued to expand, the need for shared information has been increasing rapidly. Machine translation, also known as "MT," which is the process of converting text from one language to another with a computer, has become an increasingly important technology. Most translations are still performed by non- computer assisted individuals although computers can now take on much of the drudgery of this slow and laborious process.

The introduction of powerful new personal computers and workstations has allowed the development of PC-based MT functions that had previously been mainframe dependent. The widespread acceptance and extreme price competition of personal computers has rapidly increased demand for low-cost PC-based MT software.

MACHINE TRANSLATION (MT) TECHNOLOGY

MT is one of the earlier applications of natural-language processing. Unlike software that merely looks up words in a dictionary, MT grammatically analyzes the original language text (the Source Language) and automatically generates corresponding text in the Target Language desired. The input to the computer is the text of the Source Language. The output is the text of the Target Language which may be displayed on-screen or printed (with or without the corresponding Source Language text).

GLOBALINK'S PRODUCTS  --  CORE TECHNOLOGY

Globalink translation software, The Language Assistant Series(TM), Power Translator(R), Power Translator(TM) Professional and the newest products, Web Translator(TM), and Telegraph(R), provide high-speed, computer-assisted draft translations for a wide range of applications. When used with customized Subject Dictionaries, Globalink translation software will create acceptable draft translations of scientific, technical, or commercial texts. The texts must be clearly written in the Source Language and use grammatically correct, declarative sentences. The Company's software is not intended for use in translating literary works or poetry.

The Globalink approach is based fundamentally on linguistic and machine translation algorithms. The language the user is translating from is the Source Language. The language the user is translating into is the Target Language. For example, if one has a German text to be translated into English, German would be the Source Language and English the Target Language.

The translation dictionaries are on-line lexical databases, or "lexicons." They list, in alphabetical order, terms in the Source Language with their appropriate translation in the Target Language. Globalink uses the following types of dictionaries:

         1.       General Dictionaries
         2.       User Dictionaries
         3.       Subject Dictionaries (optional)

The General Dictionaries are read-only dictionaries containing general terms. The User Dictionary contains all terms that are added or modified by the user. Customizing the General Dictionary actually means building the User Dictionary. Subject Dictionaries are optional add-ons to the system which provide end users with terminology related to a specific industry.

All dictionaries include Single Word Dictionaries and Semantic Unit Dictionaries for both Source and Target Languages. The Single Word dictionaries contain single words. The Semantic Unit Dictionaries are phrase dictionaries. A semantic unit is a lexical unit of more than one word which has a translation that differs from the literal translation of the constituent works. For example, the translation of the phrase "bull market" is different from the translation of the words "bull" and "market."

The translation program translates the original text into the selected language, utilizing the machine translation dictionaries as lexical databases. Users may translate a document stored in ASCII (American Standard Code for Information Interchange) file in batch mode, or sentence-by-sentence in interactive mode. The Power Translator Professional in the Windows(TM) platform accepts and retains the formatting of 30 major word processors including Microsoft Word(R), WordPerfect(R), and Lotus AmiPro(R). The Language Assistant Series in the Windows version also preserves Microsoft Word, WordPerfect, Lotus AmiPro, and RTF formats, so the user can quickly translate existing documents. Telegraph and Power Translator Deluxe also support word processing formats. In addition, The Language Assistant Series and Telegraph allow you to work with the program from within your word processor (Word for Windows). Similarly, Web Translator lets you translate Web pages from within the browser.

The translation programs have several features that contribute to their user-friendly characteristics and to enhanced translation quality. End users can add new terms to the General Dictionary or modify existing terms. They can also develop special Subject Dictionaries or purchase them from Globalink. The translated text can be displayed in a horizontal or vertical split screen. The Source Language and translations can be edited on-screen.

During the edit process, end users have access to alternative translations for terms that have been translated or access to synonyms for terms in the Source Language that would result in more accurate translations.

There are Translation Algorithms that will do multiple translations of a word in a sentence based on parts of speech (noun, verb, adjective). Some other translation features include: component analysis of German compound nouns, the disambiguation of terms with multiple parts of speech, automatic inflection of semantic units, and other automatic grammatical functions.

The software products contain a special reference component that will display parts of speech, translations and other grammatical information for any term in the dictionary.

MARKET STRATEGY

Globalink's objective is to become the world's leading provider of translation solutions. The Company's target market areas are professional, governmental, educational, industry, and consumer mass markets. Globalink translation software products are designed to emphasize quality translation, adaptability to the end user, standardized hardware, and affordability, thus creating mass marketing potential.

Current Globalink products and others under development are available on a wide variety of computer platforms including IBM PCs and compatibles under Windows and Macintosh(R). The products are designed for high productivity translation or for rapid, short translations. The Company's products are priced for high-end professional users as well as for general consumers. The Company plans to continue to broaden its product offerings with more language pairs and enhancements to its existing products.

The  Company  sells  its  products  and  services  primarily  through  worldwide non-exclusive distributor/dealer channels. All distributors have agreed to purchase inventory of products upon execution of their respective distributor agreements. The Company is broadening its distribution through expansion of its distribution/dealer channels, direct sales efforts nationally, original equipment manufacturer agreements (OEM) and extensive promotional programs.

NEW PRODUCTS

         During 1996, Globalink introduced an array of new products and services for both the general market as well as specific market areas.

         WEB TRANSLATOR - In March 1996 the Company introduced WEB TRANSLATOR which will allow users to visit Web sites in French, German or Spanish and translate them into English . The site maintains its look and all the hotlinks, only now you can read a draft-quality English translation. It will also translate English pages into French, German or Spanish. WEB TRANSLATOR works with Netscape Navigator and translates while on-line so there is no need to exit your browser. The Internet links people and information from around the globe, and Globalink's Web Translator will let customers experience more of the information super highway.

         TELEGRAPH - The Company introduced TELEGRAPH which is its newest and most advanced product in March 1996. TELEGRAPH represents translation technology designed to take full advantage of 32-bit operating systems, such as Windows 95 and Windows NT. The program's extraordinary flexibility allows it to be customized to highly specific needs.

         TELEGRAPH incorporates an exclusive Globalink technology -- BARCELONA(TM). More than two years in development, BARCELONA marks a breakthrough in translation software. This open system allows linguists and translators to add to the rule sets without any knowledge of software programming. The result is a new degree of precision previously unattainable in machine translation software systems. The technology also makes it a good platform for future growth, allowing for development to improve on a rapid basis in coming years.

         TELEGRAPH is designed for business applications and gives companies in-house access to draft-quality translations in French, German, Spanish, Italian or English. TELEGRAPH can be implemented in a network environment, in e-mail, or in any other corporate communications application. It helps individuals translate information from their computer and saves companies money by reducing the amount of information that will be sent out for translation.

         TRANSLATE DIRECT - The Company introduced TRANSLATE DIRECT which allows a customer to submit files for translation to the Company directly from their computer and receive high-quality translations in a quick turnaround environment. Users with modem-equipped computers can send translation tasks to the Company via ordinary dial-up connections or Internet. The time and opportunity cost associated with managing translations are no longer a problem. The customer simply chooses the service level that matches the project, budget and deadline and Globalink does the rest. TRANSLATE DIRECT gives the option of professional translations or draft-quality machine translation. Automated translations are provided to and from English and Spanish, French, German and Italian.

         TRANSLATE DIRECT MANAGEMENT SYSTEM - The Company has introduced TRANSLATE DIRECT MANAGEMENT SYSTEM which gives corporations and other organizations the ability to manage their own translation bureau for maximum efficiency. Using a dedicated on-site server and Globalink software, they can manage their own translation bureau through direct on-line access to their translators and gain unprecedented control over all translation activities.

DISTRIBUTORS

The Company currently has a number of worldwide distributors who are major players typical of the type engaged by the world's significant software manufacturers. These include the larger international distributors such as Ingram Micro, Merisel and TechData. In less developed parts of the world the Company uses regional or local distributors. In parts of Europe and South America the Company uses agents to represent its interests.

PRODUCT DEVELOPMENT

Since inception, the Company has made substantial investments in product development. To date, the Company's products have been developed by its internal product development staff and independent contractors. The Company believes that timely development of new products and enhancements to existing products is essential to maintaining a competitive position in the market.

The Company currently has a staff of twenty-five (25) development personnel located in the Research and Development facility in San Diego, California. The Company is focusing its development efforts in two areas: first, in the development of algorithms to improve the translation quality and second, in the incorporation of Microsoft's OLE standard so that users can integrate the Company's products with other software packages.

COMPETITION

Competition in the PC software industry in general is intense and includes not only competition between similar product companies but all PC software companies for shelf space in general. Thus the Company's competitors include not only other companies who produce and market machine translation products but virtually all software who complete for shelf space in computer software retailers.

Within the software industry, several manufacturers have made public statements of their intent to produce or market machine translation products. These companies include Microsoft, Novell (via WordPerfect) and IBM. Among direct PC software competitors there are a dozen or more companies who market machine translation software products that compete either in the mini computer marketplace or in the PC marketplace on a limited language basis (i.e. Spanish-English only).

Although some of these mainframe and mini computer-based MT software vendors have announced their intent to market PC versions of their software, the Company does not believe that they pose a serious threat to the Company's dominance.

With the acquisition of MicroTac, Globalink holds a dominant position in the retail marketplace for machine translation software. The Company believes it has successfully pioneered and dominated an emerging software industry segment to date and can continue to do so as long as it continues to generate new and advanced products.

In order to be successful in the future, the Company must continue to respond promptly and effectively to all challenges of technological and marketing capabilities any competitor may offer. The Company's performance will continue to depend on its ability to innovate, as well as maintain and solicit quality people in technical, sales and management positions. The Company will continue to seek out and recruit the most capable and experienced staff in order to maintain its competitive superiority.

INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS, LICENSES AND SOFTWARE PROTECTION

The Company regards certain features of its internal operations, software and documentation as proprietary, and relies on a combination of contract, copyright, trademark and trade secret laws and other measures to protect this proprietary information. The Company has no patents, and existing copyright laws afford only limited protection. The Company believes that, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protection are less significant than factors such as the knowledge, ability and experience of the Company's employees, frequent product enhancements and the timeliness and quality of support services.

The Company provides its products to end users under non-exclusive, perpetual term licenses, which generally are nontransferable. The Company generally licenses its products solely for the customer's internal operations and only on designated computers. In certain circumstances, the Company makes available enterprise-wide licenses. The Company does not make source code available as this may increase the likelihood of misappropriation or other misuse of the Company's intellectual property.

The Company has registered trademarks in the United States for "GLOBALINK" and "POWER TRANSLATOR". The Company is in the process of registering the name "GLOBALINK" in Canada and other major European countries. The use and registration rights of a trademark holder do not ensure that such holder has superior rights to others that may have registered or used identical related marks on related goods or services. The Company believes that copyright protection, which generally applies whether or not a license agreement exists, is sufficient to protect the Company's rights regarding its products.

EMPLOYEES

As of December 31, 1995, the Company had ninety (90) full-time and part-time employees including twenty-five (25) in product development, twenty-four (24) in marketing and sales, twenty-eight (28) in finance, administration and shipping, five (5) in customer support, and eight (8) in language services. The Company's future success will depend on, in part, its ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. The Company's employees are not represented by any collective bargaining agreements, and the Company has never experienced a work stoppage. The Company believes that it has a satisfactory relationship with its employees.

         Certain   considerations   are  relevant  to  an  investment  in  these
securities. See "Risk Factors" for a description of the significant risks associated with the purchase of these securities.

                                  THE OFFERING

Securities Offered                  638,613  shares of Common  Stock,  par value
                                    $.01  per   share.   See   "Description   of
                                    Securities."

Common Stock to be
 Outstanding after
 the Offering(1)(2)                 5,680,679 shares

Use of Proceeds                     The securities  registered  herein were sold
                                    by the Company in a 1996  private  placement
                                    pursuant to the  Securities  Act of 1933, as
                                    amended   and   Rule   506  as   promulgated
                                    thereunder. The net proceeds of  the private
                                    placement will be  applied to  research  and
                                    development  ($300,000),  enhanced marketing
                                    of new  products  ($350,000),  expansion  of
                                    business with  corporations  and  government
                                    ($300,000)  and  general   working   capital
                                    ($550,000).     Because    the    securities
                                    registered    herein    have   been   issued
                                    previously by the Company, all proceeds from
                                    any  sale  of  the   securities   registered
                                    therein will accrue to the current holders of such securities. The Company will not receive any further proceeds from any such sale, but will receive proceeds of the exercise of the 53,613 Common Stock purchase warrants by the Selling Securityholders.

Risk Factors                        The    securities    offered    hereby   are
                                    speculative  and  involve  a high  degree of
                                    risk  and   should  not  be   purchased   by
                                    investors who cannot afford the loss of their entire investment. See "Risk Factors."

American Stock
         Exchange Symbol            Common Stock   -    GNK

----------

(1) Includes approximately 285,714 shares of Common Stock issuable upon the exercise of Prepaid Warrants and 53,613 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants issued in a private placement in October 1996 at an assumed exercise price of $5.25.

(2) Does not include 1,086,850 shares of Common Stock issuable upon the exercise of stock options held by employees and directors.

                          SUMMARY FINANCIAL INFORMATION

         The following selected financial data as of December 31, 1995 and December 31, 1994 and the periods then ended is derived from the Company's audited financial statements. The following data should be read in conjunction with the financial statements of the Company, including the notes thereto.

STATEMENT OF OPERATIONS DATA:

In thousands
------------


                                                        Year Ended     Year Ended      Six Months Ended
                                                       December 31,   December 31,       June 30, 1996
                                                           1995           1994            (Unaudited)
                                                       ------------   ------------     --------------
Net  Revenue.................................            $ 17,605      $  17,315            $ 7,755
Costs and expenses...........................              18,807         19,790              7,633
Interest income (expense)....................                 108            153                 -
Net earnings (loss)..........................              (1,094)        (7,611)(1)            122
Net earnings (loss) per share................            $   (.21)     $   (1.55)           $  0.02
Weighted average number of shares............               5,293          4,911              5,370


BALANCE SHEET DATA:


                                                               June 30, 1996
                                                                  Actual
                                                              ----------------
Cash and marketable securities..........................          $   1,135
Total assets............................................             12,700
Total liabilities ......................................              3,796
Stockholders' equity  ..................................              8,904


(1) Net loss for 1994 includes 5,289,000 of acquisition costs related to the MicroTac Acquisition.

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

RISKS RELATED TO THE COMPANY


LIMITED OPERATING HISTORY

     Globalink has experienced significant net operating losses to date including losses of $1,094,000, and $7,611,000 for the years ended December 31, 1995 and December 31, 1994, respectively. There is no assurance that the Company will be able to become profitable on a quarterly or annual basis in the future.

POSSIBLE NEED FOR ADDITIONAL FINANCING

     The Company intends to meet its working capital needs from a portion of the proceeds of this offering (the "Offering") and from funds generated from operations. Although the management of the Company believes that following the successful completion of this Offering the Company will have sufficient funds to meet its working capital needs for at least the next twelve months, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all.

COMPETITION

     There is intense competition in the software industry in general. Competition in the machine language translation software segment can best be described as fragmented. There are a number of small companies in the field. No single company has a dominant position in any particular language pair or any hardware platform. The Company expects that competition will increase both as the market matures and as other companies develop products in the machine translation software field. It is likely that as the market for machine assisted translations increases, companies with greater financial, technical and marketing resources may attempt to offer computer-based translation products. If so, there can be no assurance that the Company will be able to compete successfully with existing and new competitors. A combination of external and internal factors could adversely affect the Company's ability to compete. These include the relative functionality, performance and reliability of the products offered by the Company and its competitors, the success and timing of new product development efforts, and the Company's success in attracting and retaining highly qualified employees. Although the Company believes its products are competitive with those of its competitors in functionality, performance and reliability, the Company has no quantitative data, other than the satisfaction of its customers and distributors, to substantiate such belief. If such competition was to result in significant price declines, the Company's results of operations could be adversely affected.

LIMITATIONS OF TRANSLATION SOFTWARE

Computer-assisted translation software is a useful tool and aid to translation, not a fully automated process replacing human translators. The Company's
translation   software  has  the  potential  to  produce  useful  draft  quality translations. The source text must be spelled properly, grammatically correct and in declarative sentences. The software cannot translate, with an acceptable degree of accuracy, literary works, poetry, or documents with unclear or ambiguous statements included.

NEW PRODUCTS AND TECHNOLOGICAL CHANGE

     The market for software is characterized by rapid change and improvement in computer hardware and software technology. Globalink's success will depend upon its ability to enhance its current products, and to introduce new products which address technological and market developments and satisfy the increasingly sophisticated needs of customers. Globalink's existing software is Windows based.

SUBCONTRACTORS

     The Company uses three vendors to supply most of its inventory. However, it is not dependent upon any supplier, as none of the suppliers provide an unusual or specialized service that is unavailable elsewhere in the marketplace. There are, however, quality control risks associated with reliance on outside manufacturers.

KEY PERSONNEL; MANAGEMENT OF GROWTH

     The Company depends upon its senior management Harry E. Hagerty, Jr., CEO, James B. Lewis, President, and upon the support of several technical staff such as Timothy Meekhof. Globalink believes that its future success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel. Competition for software industry personnel can be intense and the availability of capable linguists and translators may be limited; thus, their services could be difficult to obtain or replace. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and market new and enhanced products and conduct its operations successfully.

DEPENDENCE ON SOFTWARE TECHNOLOGY; LACK OF PATENT PROTECTION

     The Company's business and business development is heavily dependent upon its software technology. The Company relies on one or more of contractual rights, technical measures, trade secrets, and copyright and trademark laws to establish or protect its proprietary rights in each of the countries in which it does business. However, the Company does not possess any patents and existing copyright laws afford only limited protection. There can be no assurance that the steps taken by the Company to protect its rights will be adequate to deter misappropriation, or that an independent third party will not develop functionally equivalent technology. Although the Company does not believe that it is infringing on the intellectual property rights of others, there can be no assurance that an infringement claim will not be asserted against the Company in the future.

EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and Bylaws that will be in effect following the closing of the Offering contemplated by this Prospectus could delay the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the stockholders.


RISKS RELATED TO THE OFFERING

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 5,680,679 shares of Common Stock. Of these shares, the 638,613 shares sold in this Offering and the approximately 2,817,740 shares previously registered will be freely tradable. All of the remaining outstanding shares ("Restricted Shares") were issued by the Company in reliance upon exemptions from the registration requirements of the 1933 Act and may not be sold unless they are so registered thereunder or are sold pursuant to an applicable exemption from
registration   including  Rule  144  which  governs  the  shares  of  restricted securities.

     Under Rule 144 a stockholder who has beneficially owned Restricted Shares for at least two (2) years (including persons who may be deemed to be "affiliates" of the Company under Rule 144) may sell within any three (3) month period a number of shares that does not exceed the greater of: a) one percent (1%) of the then outstanding shares of the Company's Common Stock, or b) the average weekly volume on the NASDAQ during the four (4) calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder who is not deemed to have been an "affiliate" of the Company for at least ninety (90) days and who has beneficially owned his shares for at least three (3) years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

     The Company's common stock is listed on the American Stock Exchange under the symbol "GNK." Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and make it more difficult for the Company to sell equity securities in the future at a time and price which the Company deems appropriate.

AMEX MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES FROM AMEX; RISKS OF LOW-PRICED STOCKS

     If the Company is unable to satisfy AMEX's maintenance criteria in the future, its securities will be subject to being delisted, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The SEC recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on AMEX and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Company's securities are not quoted on , AMEX, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15c2-6 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     Although the Company's Common Stock will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as it will be listed on AMEX, in the event the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS

     Although the Common Stock registered herein will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Common Stock in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. No assurance can be given as to the ability of the Company to effect any required registration or qualification of the Common Stock in any jurisdiction. See "Description of Securities - Common Stock Purchase Warrants."

                                 USE OF PROCEEDS


     The securities registered herein were sold by the Company in an October 1996 private placement pursuant to the Securities Act of 1933, as amended, and Rule 506 as promulgated thereunder. In this private placement, the Company sold three (3) Prepaid Warrants of the Company to The Pangaea Fund Limited, a British Virgin Islands Corporation, at $500,000 per Prepaid Warrant for total consideration of $1,500,000. Each Prepaid Warrant is convertible into 1,000 shares of Series A-I Preferred Stock or into Common Stock of the Company with the number of common shares to be determined by dividing (x) the Exercise Amount by (y) the lower of (1) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Exercise Date, or (2) the closing bid price on the trading date prior to the Closing Date. The three Prepaid Warrants may be converted on the ninetieth
(90th), one hundred twentieth (120th) and one hundred fiftieth (150th) day following the Closing Date, respectively. In no event shall the number of shares of Common Stock into which the Prepaid Warrants are convertible exceed twenty percent (20%) of the shares of Common Stock of the Company outstanding as of the Closing Date. The Pangaea Fund Limited will also receive warrants to purchase 33,613 shares of Common Stock of the Company exercisable at $5.25 per share at any time after the Closing Date. The Company will receive proceeds of the exercise of these Common Stock purchase warrants.

     In connection with this transaction, Tanner Unman Securities, Inc., the Placement Agent for the transaction, received warrants to purchase 20,000 shares of Common Stock of the Company exercisable at $5.25 per share at any time after the Closing Date.

      The net proceeds of the private placement will be applied to research and development ($300,000), enhanced marketing of new products ($350,000), expansion of business with corporations and government ($300,000) and general working capital ($550,000). Because the securities registered herein have been issued previously by the Company, all proceeds from any sale of the securities registered therein will accrue to the current holders of such securities. The Company will not receive proceeds from any such sale.

                                 DIVIDEND POLICY

     The Company has not paid any dividends on its Common Stock in the past, and there can be no assurance that the Company will do so in the future. The Company anticipates that the earnings which might be generated from operation of the Company will be used to finance the growth of the Company and that cash dividends will not be paid on common stock. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

     The securities registered pursuant to the attached Form S-3 are quoted on the American Stock Exchange. The price of any sale of these securities will be determined pursuant to the these quotations.

     The price of the common stock when originally offered in the October 1996 private placement was determined by negotiations between the Company and the Purchaser. Among the factors considered in the determination was the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company was engaged, the then present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of the offering and the demand for similar securities of comparable companies. The exercise price of the Common Stock did not then, and may not now, necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

                                    DILUTION

     Because the securities registered herein have previously been issued by the Company, the purchaser of these shares will not incur any dilution of the net tangible book value of the shares. However, in the event the Company chooses to issue additional shares in the future, ownership percentages for existing stockholders would be diluted, and such dilution could be material.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

     All of the shares of Common Stock being offered hereby are being sold by the Selling Securityholders. An aggregate of up to 638,613 shares of Common Stock may be offered and sold pursuant to this Prospectus by the Selling Securityholders. The Company has agreed to register such shares under the Securities Act and to pay all expenses in connection therewith (other than brokerage commissions and fees). Such shares have been included in the Registration Statement of which this Prospectus forms a part. None of the Selling Securityholders beneficially owns 5% or more of the Company's outstanding Common Stock.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 25, 1996 assuming the exercise of all options exercisable on, or within sixty days of, such date, and as adjusted to give effect to the Offering, by the Selling Securityholders. No Selling Securityholders have held any position, office, or had any other material relationship with the Company or any of its predecessors or affiliates within the last three years.


                                            Before Offering                   After Offering(1)
                                            ---------------                   -----------------
Name                               Fully Diluted     Percentage    Fully Diluted       Percentage
----                               -------------     ----------    -------------       ----------
Pangaea Fund Limited                   319,327         3.00             --                  *
Tanner Unman Securities, Inc.           20,000           *              --                  *
                                        ------        -------       --------------     -----------
TOTAL                                  339,327           *               0                  *
                                       =======        ========      ==============     ============


(1) Assumes all of the Selling Securityholders' shares of Common Stock offered hereby are sold and no additional shares are acquired.

*    Less than one percent (1%) of the outstanding common stock of the Company.

     The 339,327 shares of Common Stock being offered by the Selling Securityholders pursuant to this Prospectus may be offered and sold from time to time as market conditions permit on the American Stock Exchange, in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Securityholders' shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

     The Company has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Selling Securityholders may be required to make in respect thereof.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders. All shares of Common Stock now outstanding are fully paid and non-assessable, and all shares of Common Stock included in the Units and underlying the Warrants included in this Offering, when issued, will be fully paid and non-assessable.

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than fifty-one percent (51%) of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors.

DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, those provisions prohibit a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three (3) years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three (3) years prior to the proposed business combination, did own) fifteen percent (15%) or more of the Delaware corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Units, Common Stock, and Warrants is American Stock Transfer and Trust Company. Its telephone number is
(212) 936-5100.

DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

     Following the consummation of this offering, the Company will be subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

REPORTS TO STOCKHOLDERS

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                   LITIGATION

     The Company is not currently a party to any litigation that it believes could have a material effect on the Company or its business.

                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by The Stoppelman Law Firm, P.C., McLean, Virginia.

                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiary for the year ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Grant Thornton, LLP, independent auditors, as set forth in their report thereon, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Until  (twenty-five days after the date
of this  Prospectus),  all dealers effecting
transactions  in the registered  securities,
whether   or   not   participating   in  the
distribution  thereof,  may be  required  to
deliver a Prospectus. This is in addition to
the  obligation  of  dealers  to  deliver  a
Prospectus when acting as  underwriters  and               638,613 Shares
with respect to their unsold allotment or subscriptions.


             TABLE OF CONTENTS
                                        Page
                                        ----
Available Information ................    2                GLOBALINK, INC.
Incorporation of Certain Documents                        9302 LEE HIGHWAY
  by Reference .......................    2                  12TH FLOOR
Summary Prospectus ...................    3               FAIRFAX, VA 22031
The Company ..........................    3                (703) 273-5600
Risk Factors .........................   10
Use of Proceeds ......................   13
Dividend Policy ......................   13
Determination of Offering Price ......   13
Dilution .............................   14
Selling Securityholder and Plan
  of Distribution ....................   14
Description of Securities ............   15
Litigation ...........................   16                  PROSPECTUS
Legal Matters ........................   16
Experts ..............................   16

                                                         ------------------
     No dealer, salesman or any other person
has been  authorized to give any information
or to make any  representations  other  than
those contained in this Prospectus,  and, if
given   or   made,   such   information   or
representations  must  not be  relied  on as
having been authorized by the Company.  This
Prospectus  does not  constitute an offer to
sell or a  solicitation  of an offer to buy,
by any person in any  jurisdiction  in which
it is unlawful  for such person to make such
offer or solicitation.  Neither the delivery              __________, 1996
of   this    Prospectus   nor   any   offer,
solicitation or sale made  hereunder,  shall
under    any    circumstances    create   an
implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with this offering are as follows:

        SEC Registration......................................    1,158
        Printing Costs*.......................................    7,500
        Legal Fees and Expenses*..............................   10,000
        Blue Sky Fees and Expenses*...........................    1,000
        Miscellaneous*........................................    2,342

                 TOTAL........................................  $22,000
                                                                =======
----------

*  Indicates expenses that have been estimated for the purpose of filing.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Six of the Company's Restated Certificate of Incorporation, contains the following provision with respect to indemnification of Directors and Officers:

         SIXTH.  The  Corporation  shall,  to the fullest  extent  permitted  by
         Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith.

         At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 16.          LIST OF EXHIBITS

Exhibit
Page No.          Description of Exhibit
--------          ----------------------

3.01              Restated Certificate of Incorporation(1)
3.02              Certificate of Amendment of Certificate of Incorporation(2)
3.03              Restated By-Laws(1)
5                 Opinion of The Stoppelman Law Firm, P.C. on legality of securities being registered
10.02             Stock Purchase Agreement, dated December 1989, amongst Hadron, Inc., Globalink Language
                  Services, Inc., Translator Associates, Harry E. Hagerty, Jr., and Dominic A. Laiti(1)
10.03             Stock Purchase Agreement and Plan of Reorganization Among Globalink, Inc. and MicroTac
                  Software, Inc.(2)
10.04             Lease Agreement between the Company and HB Limited Partnership(1)
23.01             Consent of The Stoppelman Law Firn, P.C.
23.02             Consent of Grant Thornton, LLP
24                Power of Attorney (3)

-------------

(1) Incorporated by reference to Registration Statement on Form SB-2 filed by the Company on March 30, 1993.
(2) Incorporated by reference to Current Report on Form 8-K filed by the Company on December 22, 1994.
(3)  Included with signature pages.


ITEM 17.          UNDERTAKINGS

A.       Rule 415 Offering

         The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

C.       Rule 430A

         The undersigned Registrant will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.


D.       Request of Acceleration of Effective Date

         The Company may elect to request acceleration of the Registration Statement under Rule 461 of the 1933 Act.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Fairfax in the Commonwealth of Virginia on the 4th day of November, 1996.

                                             Globalink, Inc.



                                             By: /s/ Harry E. Hagerty, Jr.
                                                 -------------------------
                                                 Harry E. Hagerty, Jr.
                                                 Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Harry E. Hagerty, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----



 /s/ Harry E. Hagerty, Jr.                Chairman and CEO                     November 4, 1996
--------------------------                                                     -----------------
Harry E. Hagerty, Jr.



 /s/ James B. Lewis                       President                            November 4, 1996
--------------------------                                                     -----------------
James B. Lewis


 /s/ Ronald W. Johnston                   Chief Operating Officer              November 4, 1996
--------------------------                                                     -----------------
Ronald W. Johnston


 /s/ William E. Kimberly                  Director                             November 4, 1996
--------------------------                                                     ------------------
William E. Kimberly


 /s/ Michael J. Murphy                    Director                             November 4, 1996
--------------------------                                                     -------------------
Michael J. Murphy



                                      II-4



/s/ John F. McCarthy, III                   Director                           November 4, 1996
---------------------------                                                    ------------------
John F. McCarthy, III



/s/ W. Braun Jones, Jr.                     Director                           November 4,  1996
----------------------------                                                   -------------------
W. Braun Jones, Jr.





                                      II-5